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                                                                   Exhibit: 3.1D


[STATE OF    STATE
CALIFORNIA     OF
  LOGO]      CALIFORNIA
             OFFICE OF THE SECRETARY OF STATE
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      I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

      That the annexed transcript was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                   IN WITNESS WHEREOF, I execute
                                      this certificate and affix the Great
                                      Seal of the State of California this

                                                FEB 2 - 1982
                                         --------------------------


[GREAT SEAL OF THE STATE OF CALIFORNIA]                      /s/ March Fong Eu
                                                             Secretary of State


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SEC/STATE FORM CE-108 (REV. 4-76)
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                           ARTICLES OF INCORPORATION

                                       OF

                                 DaMERT COMPANY


                                       I
                The name of this corporation is DaMERT COMPANY.


                                       II
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations code.

                                      III
     The name and address in the State of California of this corporation's initial agent for service of process is JACKSON E. MORRISON, ESQ., 1970 Broadway, Suite 1105, Oakland, CA 94612.

                                       IV
     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 5,000.

Dated: January 29, 1979

                                        /s/ Frederick Allen DaMert Jr.
                                        ------------------------------
                                        Frederick Allen DaMert Jr.

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my act and deed.


                                        /s/ Frederick Allen DaMert Jr.
                                        ------------------------------
                                        Frederick Allen DaMert Jr.